   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1998

                                                   REGISTRATION NO. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                     UNITED PARCEL SERVICE OF AMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                        95-1732075
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                       Identification Number)


                           55 Glenlake Parkway, N.E.
                               Atlanta, GA  30328
          (Address of Principal Executive Offices, Including Zip Code)
                         ______________________________


                       UPS Qualified Stock Ownership Plan
                              and Trust Agreement
                           (Full title of the Plan)
                         ______________________________

           Jeffrey L. Schulte, Esq.                      Copy to:
       Morris, Manning & Martin, L.L.P.         Catherine B. Harrison, Esq
        1600 Atlanta Financial Center     United Parcel Service of America, Inc.
           3343 Peachtree Road, N.E.             55 Glenlake Parkway, N.E.
            Atlanta, Georgia  30326               Atlanta, Georgia  30328
                (404) 233-7000

         (Name and Address and Telephone Number, Including Area Code,
                             of Agent for Service.)
                        ________________________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
     TO BE REGISTERED           REGISTERED (1)        PER SHARE       OFFERING PRICE    REGISTRATION FEE (2)
-----------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value        3,350,000          $37.00            $123,950,000         $34,458.10
 per share
===========================================================================================================

   ___________

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on November 17, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees and/or directors of United Parcel Service of America, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998; and

     (c) The description of the Company's common stock, $.10 par value per share ("Common Stock") contained in Item 14 of the Company's Registration Statement on Form 10 dated April 1970, as updated by the Item 5 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 4.    DESCRIPTION OF SECURITIES.

     As the securities to be awarded pursuant to this registration statement are either (i) registered under Section 12 of the Securities Exchange Act of 1934 or
(ii) plan interests, this item is inapplicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Certificate of Incorporation of UPS provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the Delaware General Corporation Law, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of UPS. The Certificate of Incorporation further provides that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the Delaware General Corporation Law, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Certificate of Incorporation also provides that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8.    EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


            Exhibit No.                                Description
            -----------                                -----------

                3.1 The Company's Certificate of Incorporation, as Amended through May 15, 1987 (incorporated by reference to Exhibit 4(iv) to the Company's Registration Statement on Form S-8, Registration Number 19622)

               3.2 The Company's Bylaws, as Amended through February 26, 1998 (incorporated by reference to Exhibit 3(ii) to the Company's Current Report on Form 8-K filed with the Commission on March 4, 1998, Commission File Number 033-11378)

               4.1                   UPS Qualified Stock Ownership Plan and
                                     Trust Agreement

               23.1                  Consent of Deloitte & Touche LLP

  ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of November, 1998.


                                 UNITED PARCEL SERVICE OF AMERICA, INC.


                                 By:/s/ James P. Kelly
                                    ------------------
                                    JAMES P. KELLY
                                    Chairman of the Board and
                                    Chief Executive Officer


     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



/s/ John W. Alden         Vice Chairman of the Board,       November 18, 1998
----------------------    Senior Vice President and
JOHN W. ALDEN             Director



----------------------    Director                          November __, 1998
WILLIAM H. BROWN, III


/s/ Robert J. Clanin      Senior Vice President,            November 18, 1998
----------------------    Treasurer and Director
ROBERT J. CLANIN          (Chief Financial
                          Officer)


/s/ Michael L. Eskew      Senior Vice President             November 18, 1998
----------------------    and Director
MICHAEL L. ESKEW


/s/ James P. Kelly        Chairman of the Board             November 18, 1998
----------------------    and Director
JAMES P. KELLY            (Chief Executive Officer)


                          Director                          November __, 1998
----------------------
ANN M. LIVERMORE


                          Director                          November __, 1998
----------------------
GARY E. MacDOUGAL


/s/ Joseph R. Moderow     Senior Vice President, Secretary  November 18, 1998
----------------------    and Director
JOSEPH R. MODEROW

                                          (SIGNATURES CONTINUED ON PAGE 6 . . .)

------------------------  Director                          November __, 1998
KENT C. NELSON


------------------------  Director                          November __, 1998
VICTOR A. PELSON


------------------------  Director                          November __, 1998
JOHN W. ROGERS


/s/ Charles L. Schaffer   Senior Vice President             November 18, 1998
------------------------  and Director
CHARLES L. SCHAFFER       (Chief Operating Officer)


/s/ Lea N. Soupata        Senior Vice President             November 18, 1998
------------------------  and Director
LEA N. SOUPATA

------------------------  Director                          November __, 1998
ROBERT M. TEETER


/s/ Thomas H. Weidemeyer  Senior Vice President             November 18, 1998
------------------------  and Director
THOMAS H. WEIDEMEYER

                                 EXHIBIT INDEX
                                 -------------

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE

                                                        Document with which
Designation              Description                   Exhibit Was Previously
 of Exhibit               of Exhibit                   Filed with Commission
-----------              -----------                   ----------------------

    3.1         The Company's Certificate of      Incorporated by reference to
                Incorporation, as Amended         Exhibit 4(iv) to the Company's
                through May 15, 1987              Registration Statement on Form
                                                  S-8, Registration Number 19622

    3.2         The Company's Bylaws, as Amended  Incorporated by reference to
                through February 26, 1998         Exhibit 3(ii) to the Company's
                                                  Current Report on Form 8-K
                                                  filed with the Commission on
                                                  March 4, 1998, Commission File
                                                  Number 033-11378


                            EXHIBITS FILED HEREWITH

    4.1         UPS Qualified Stock Ownership Plan and Trust Agreement

   23.1         Consent of Deloitte & Touche LLP